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                                                                    EXHIBIT 99.2


                    Third-Quarter 2003 Conference Call Script
                                November 10, 2003

Operator:
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Ladies and gentlemen,  welcome to the Foster Wheeler Ltd. third-quarter earnings conference call.

(Operator instructions to participants.)

I would now like to turn the call over to Richard Tauberman, who currently leads the company's communications team. Please begin, sir.

Richard Tauberman:
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Thank you, operator.

Good morning everyone, and thank you for joining us today. Our news release announcing our third-quarter 2003 results was issued early this morning. We hope that you have had an opportunity to see it. The news release has also been posted to our Web site at www.fwc.com. In addition, we plan to file our third-quarter 2003 Form 10-Q today with the Securities and Exchange Commission.

Before turning to the discussion of our financial results, let me remind you that any comments made today about future operating results or other future events are forward-looking statements under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ substantially from such forward-looking statements. A discussion of factors that could cause actual results to vary is contained in Foster Wheeler's annual and quarterly reports filed with the SEC.

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As you are probably aware, Foster Wheeler has filed documents with the
Securities and Exchange Commission related to the company's proposed debt exchanges and we continue to be in a "quiet period." On the advice of counsel, we will not be opening up the call to questions. We intend to resume our regular Q&A sessions at the appropriate time.

I'd like to introduce Ray Milchovich, Chairman, President and CEO of the company and Ken Hiltz, CFO, who will provide commentary on the quarter.

Ray Milchovich:
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Thank you, Richard, good morning every one and thank you for joining us.


First off I want to say that I appreciate your understanding that due to our continuing quiet period and the advice of counsel, our conference call again this quarter will not have the normal question and answer session. We have attempted in our prepared remarks to answer some of the questions that you might have asked.

As you are probably aware, this past Friday we announced that, effective November 14, 2003, the New York Stock Exchange will suspend trading in our common stock and the 9% FW Preferred Capital Trust I shares. We fully expect that both securities will be immediately eligible for quotation and trading on the Over-the-Counter Bulletin Board, effective with the opening of business on November 14, 2003.

It is important to understand that the Exchange's decision is the result of our anticipated inability to meet the Exchange's minimum book value of stockholders' equity requirement and that we do not expect it to have a material impact on our business activities. Our forecast indicates that our liquidity is adequate through the end of 2004 and we intend to improve our position by taking a number of actions that include the successful completion of a major asset monetization. We do not expect this decision by the Exchange to affect our ability to achieve our financial and operating goals.

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While we are disappointed by the decision of the Exchange, we continue to make significant progress with our overall financial and operational restructuring which we expect to complete in early 2004.

During the first two quarters of this year, I reported to you that our results were providing evidence of sustained progress toward our operational goals. In the third quarter our operational performance continued to improve. This is a further indication that our program of establishing more disciplined, predictable and better performing project operations along with continued cost-cutting initiatives are yielding the results we had envisioned and that we will need for success in the future.

Our E&C revenues increased significantly in the third quarter of 2003 versus the previous year's quarter, driven by improved performance in both the UK and Continental Europe. Our North American power business posted third-quarter earnings on plan and above last year's performance.

         o Foster Wheeler South Africa Limited, a subsidiary of Foster Wheeler Limited of the UK, was awarded a major contract for engineering, procurement and construction management by Sasol Synfuels Limited for a new waste recycling facility at Sasol's Secunda operations in South Africa. The waste recycling facility will be the first of its kind in Africa and is the culmination of several years of close collaboration between Foster Wheeler and Sasol.

         o Last quarter we reported that we were working for ExxonMobil on three projects for which we were awaiting full release. These projects are covered by the five-year long-term agreement between Foster Wheeler in Europe and ExxonMobil for project work upgrading facilities throughout Europe. During the third quarter, we were awarded two of these final releases. In addition, we continue to work on a major ExxonMobil project in the UK as well as an additional project in Continental Europe for which we expect full release in the fourth quarter.

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         o     Expansion of our LNG business line has continued and this remains a strong market. In the third quarter, Foster Wheeler Iberia's E & C group was awarded three new projects for LNG terminal expansions by Enagas, the leading Spanish natural gas supplier.
               One  project   includes  design   engineering,   procurement  and
               construction supervision. The other two projects are for basic design work. These projects enhance Foster Wheeler Iberia's leading position for LNG regasification terminals in the large Spanish market and add to our extensive experience. We continue to receive expressions of interest and explore opportunities in the U.S., Europe, Middle East and Asia through our UK, Spanish and North American affiliates.

         o While the North American power market remains depressed, we were pleased to receive an award in the fourth quarter for a major pulverized-coal-fired boiler, which we will formally announce in the coming months. Additionally, we continue to see a steady level of bookings and opportunities in the maintenance, service and environmental retrofit sectors of the power business. Our operational and cost initiatives in the North American power business continue to generate improvements in our financial
               performance,   and  we  remain  on  track  to  report  our  first
               profitable year in the last four in our North American power business unit.

         o During September and October, we reached settlements with two North American clients on outstanding commercial claims, which will result in cash proceeds to Foster Wheeler of $27.5 million.

With the slow and modest improvement in the global economy, we are seeing some increased levels of activity in a number of our markets. A more upbeat outlook is creating opportunities for Foster Wheeler in Europe, the Middle East and Australasia and movement on projects that had been delayed due to economic and political uncertainties.



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The third-quarter results provide further confirmation that we are on track with our performance improvement initiatives and we are seeing the benefits of a strategy that emphasizes providing value to our clients along with a fair profit opportunity for the company. We continue to make progress with our balance sheet restructuring, which is the next critical step in allowing Foster Wheeler to fully realize the upside potential of our worldwide businesses.

Now I'd like to turn the call over to Ken to review the quarter.

Ken Hiltz:
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Thank you, Ray.  Good morning.

New orders booked during the quarter were $582 million, compared to $1.02 billion in the third quarter of last year, excluding $24 million related to the environmental business that was sold in the first quarter of 2003. Last year's new orders included a $342 million award to our Finnish subsidiary for the engineering, procurement and construction of two power plants in Ireland for the state-owned Electricity Supply Board.

In our E&C group, new orders booked during the quarter were $443 million, essentially flat with orders of $446 million recorded last year, after excluding the environmental orders. Two clean fuels contracts totaling $150 million and LNG orders totaling $112 million led the business booked in the quarter.

In our Energy Group, new orders during the third quarter were $135 million. New business for the quarter included two circulating fluidized-bed boilers - one in Europe and one in Asia for a total of $34 million. Last year's orders of $580 million included a $342 million order for two power plants in Ireland. We are awaiting notice to proceed on a project utilizing the next generation of our proprietary CFB technology and the potential scope of the full project could approximate $150 million.

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Our backlog was $3 billion at the end of the quarter, compared to $4 billion at the end of the third quarter of 2002, after excluding $1.8 billion of environmental backlog. E&C group backlog was $2.0 billion, down from $2.5 billion at the end of last year's third quarter, after excluding the $1.8 billion environmental backlog. Energy Group backlog was $1.0 billion, compared to $1.6 billion at the end of last year's third quarter. Although contract levels have not been as high as we have seen in recent years, reflecting challenging market conditions and resulting in a declining backlog, we are still gaining quality business. In addition, our cost reduction efforts and more disciplined project execution have resulted in better financial performance on our current contracts.

For the third quarter of 2003, we reported consolidated revenues of $896 million, an increase of 20% over $748 million last year, after excluding the environmental revenues. Growth in the European operations more than offset declines in the U.S. operations.

Revenues for the quarter in the E&C Group were $576 million, an increase of 45% compared to $396 million last year, after excluding the environmental revenues. Both the UK and Continental Europe recorded significant increases. EBITDA was $19 million this quarter, compared to a negative EBITDA of $27 million for the same period last year.

Revenues in the third quarter for the Energy Group were $321 million, compared to $356 million in 2002 as improvements in Europe offset the U.S. power operation's decline. EBITDA for the group in the third quarter was $32 million, compared to a negative EBITDA of $29 million last year.

We recorded a net loss for the quarter of $27 million, which included net pre-tax charges of $26 million, compared to a net loss in last year's quarter of $151 million, which included net pre-tax charges of $147 million. This quarter's pre-tax charges included:


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         o     An impairment  loss of $15 million on the  anticipated  sale of a domestic corporate office building, and

         o $14 million of planned pre-tax expenses for professional services and severance benefits related to the company's ongoing restructuring. These costs will continue in the future, although the exact amounts are uncertain. Our goal is to complete the restructuring by early 2004.

In terms of domestic liquidity, we did see an improvement and are more comfortable with our projected liquidity position through year-end 2004 compared to previous forecasts. Total cash and short-term investments increased to $470 million from $419 million at the end of last quarter. Of the $470 million of cash and short-term investments at the end of the third quarter, $407 million was held by our non-U.S. subsidiaries. However, challenges remain due to the timing of cash flows on certain domestic projects combined with planned, but significant levels of restructuring-related spending. We are addressing this issue by taking a number of actions that include the successful completion of a major asset monetization.

As Ray mentioned, in September and October we successfully negotiated settlements of two major project disputes. We expect to receive $27.5 million in cash proceeds during the fourth quarter and first quarter of next year. Additionally, in October we completed the sale of the Hudson Falls waste-to-energy facility. Subsequent to the close of the quarter, we received $6 million in proceeds and removed approximately $49 million of non-recourse debt from our balance sheet.

As previously announced, the company filed a Form S-4 with the Securities and Exchange Commission, which outlined the terms of the company's exchange offer for certain of its securities as well as its overall restructuring strategy. The company intends that this strategy will enable it to significantly reduce its debt levels and improve its overall financial condition. The S-4 is currently under review by the SEC.


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With regard to asbestos, during the quarter we received 6,000 new claims and resolved 3,200. At quarter-end, we had approximately 148,200 claims pending, after excluding 24,500 that were previously reported. During the quarter, we decided to remove certain claims from the report on claims pending. The 24,500 previously reported claims pending are claims which have been placed on inactive, stayed, deferred or similar court dockets which have been established for claimants who have alleged minimal or no impairment. Based on our view that these claims will not result in defense or indemnity expenses in the foreseeable future, we believe it is prudent to report them separately from the open claims in our portfolio. Asbestos indemnity and defense costs were approximately $20.5 million in the third quarter, substantially all of which is covered by insurance.

As previously reported, our coverage-in-place arrangement for the funding of our asbestos program, which covered substantially all asbestos-related costs, was terminated in June 2001. Since then the number of pending claims has increased because of the delay we have experienced in accessing insurance proceeds. In the second quarter, we took an important step in resolving this issue by entering into a settlement agreement with Liberty Mutual Insurance Company. This agreement will provide a significant portion of the funding for asbestos-related costs over a 19-year period. In July, we received an initial payment of $6 million. In September 2003, we entered into a settlement agreement with certain London Market and North River Insurers. During the quarter, we received an initial cash payment of $5.9 million. We are continuing to negotiate similar settlements with other insurance companies in our portfolio. As proceeds of insurance policies become available, we expect the number of claims resolutions to return to historical levels. Litigation with insurers that have not settled with us is continuing.

Now I'd like to turn the call back over to Ray for concluding remarks.



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Ray Milchovich:

Thank you, Ken.  Let me just quickly summarize the key messages for the quarter.

         o We fully expect the transfer of trading in our shares to the Over-the-Counter Bulletin Board to commence on November 14, 2003. We do not expect this change to have a material impact on our business activities or on our ability to achieve our financial and operating goals.

         o Our forecast indicates that we have adequate liquidity through year-end 2004 and we are taking actions to improve our position.

         o We are confident in our restructuring program. We are beginning to realize the benefits of our operational restructuring efforts and continue to focus on the completion of our balance sheet restructuring during early 2004.

         o Although our backlog has declined, reflecting challenging market conditions, we are winning quality business with strategic and tactical importance and are seeing a steady level of opportunities.

         o Our cost reduction efforts and more disciplined project execution have resulted in better financial performance on our current contracts.

We have made substantial progress and continue to move ahead with what I believe is the right strategy to unlock the considerable upside potential of our global businesses and to return Foster Wheeler to profitable growth.

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Richard Tauberman:
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Thank you for your attention. We appreciate your participation today. As we mentioned at the beginning of the call, we will not be conducting our normal Q&A session and we appreciate your understanding. We look forward to speaking with you over the coming months. Thank you, and good-bye.